PRESS RELEASE

Greenfield Online Announces Fourth Quarter
and Full Year 2004 Financial Results

Full Year 2004 net revenue increased 72% over 2003

Operating income increased to $7.2 million in 2004
from $1.7 million in 2003

WILTON, CONNECTICUT, February 9, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), a leading independent provider of Internet survey solutions to the global marketing research industry, today reported financial results for the fourth quarter and twelve months ended December 31, 2004.

Net revenue for the fourth quarter ended December 31, 2004 was $13.6 million, a 64% increase compared to $8.3 million for the fourth quarter ended December 31, 2003. Revenue for the twelve months ended December 31, 2004 was $44.4 million, a 72% increase compared to $25.9 million for the twelve months ended December 31, 2003.

Gross profit for the fourth quarter ended December 31, 2004 was $10.0 million, or 74% of revenue, and increased 83% compared to $5.5 million, or 66% of revenue, in the same period a year ago. Gross profit for the twelve months ended December 31, 2004 was $33.3 million, or 75% of revenue, and increased 96% compared to $17.0 million, or 66% of revenue in the same period a year ago.

Operating income for the fourth quarter ended December 31, 2004 increased to $2.5 million from $0.6 million in the same period a year ago. Operating income for the twelve months ended December 31, 2004 increased to $7.2 million from $1.7 million for the same period a year ago.

Net income for the fourth quarter of 2004 increased to $2.4 million compared to $0.4 million for the fourth quarter of 2003. Net income for the twelve months ended December 31, 2004 increased to $5.7 million compared to $1.6 million in the same period a year ago.

Adjusted EBITDA, a non-GAAP financial measure, for the fourth quarter ended December 31, 2004 increased 134% to $3.4 million compared to $1.4 million in the same period a year ago. Adjusted EBITDA for the twelve months ended December 31, 2004 increased 135% to $10.3 million compared to $4.4 million for the same period a year ago. Adjusted EBITDA is reconciled to GAAP net income in the section entitled “Non-GAAP Financial Measure” below.

Dean Wiltse, Greenfield Online’s President and Chief Executive Officer, commented, “This was a great quarter and a great year for Greenfield Online. Year-over-year revenue growth for the fourth quarter was 64%. Our fourth quarter operating margin improved to 18% and our adjusted EBITDA margin reached 25%. Our revenue growth, increasing client base and number of projects completed this year is the result of the rising acceptance and demand for our online survey solutions. Since 2001, Greenfield Online has delivered more than 35 million opinions on projects completed for over 500 marketing research industry clients. We continue to be a technology innovator and in 2004 we introduced several new survey solutions to enhance online surveys and make them more effective for clients, including Card Sort, Media Analyzer and Virtual Copy Test.”

“Most importantly, we completed two successful stock offerings in 2004, raising the capital necessary to pursue targeted, strategic acquisitions that will help further accelerate the growth of our panel size and our geographic coverage. In October, we completed the acquisition of OpinionSurveys.com, which increased our total panel size by approximately 40%. The two acquisitions we just announced, which totaled $35.5 million, position us well to further expand our market share. Importantly, these acquisitions not only increased the size and diversification of our panel, but the acquisition of Rapidata put us in position to significantly increase our market penetration in the health care industry. We have also expanded our panel size and capacity with the acquisition of Zing Wireless, Inc., (“goZing”), which increased our panel size to 4.7 million double opt-in survey takers, representing households of 12.2 million individuals. Not counted in that total is an additional 3.6 million single opt-in registrants which we plan to convert to double opt-in panelists. In addition, these acquisitions brought us 57 new clients that we had not previously served.”

“We now have what we believe to be the industry’s largest and most diverse Internet panel, with the incremental capacity and panel depth to meet the growing customer demand we are experiencing today. However, we believe with the industry still in the early phases of shifting research budgets to online surveys, our acquisition strategy remains right on target. Greenfield Online is well positioned to further build on its leadership position as the world’s premier provider of Internet survey solutions as we capitalize on the growth trends in the industry.”

At year-end, Greenfield Online’s panel totaled 3.7 million survey takers, residing in households representing approximately 9.6 million individuals. These figures do not include the incremental panelists acquired through the Rapidata and goZing acquisitions.

Sales bookings in the fourth quarter, defined as new signed contracts for online survey work, reached $14.6 million, up 55% over the same period a year ago and up 18% from the third quarter. Bid volume, defined as the total value of online survey projects submitted for bid by clients, during the three months ended December 31, 2004 was $83 million, up 70% over the same period a year ago and up 8% from the third quarter. First-quarter backlog, defined as signed contracts for online survey projects to be completed and delivered to clients during the three months ending March 31, 2005, is approximately $11.0 million as of February 9, 2005.

Bob Bies, executive vice president and chief financial officer of Greenfield Online, commented, “Our results reflect our leadership in the market and the ability of our sales and delivery teams to capture and convert new clients to our Internet model. Our total number of clients grew to 507 in 2004 from 283 in 2003, with the majority of that growth coming from mid-tier to smaller firms. Revenue from our non-top twenty clients grew by 195% over the prior year. The investments we have made in our infrastructure should allow us to smoothly integrate the acquisitions we have announced, while improving operating efficiencies. Overall, the operating leverage we achieved in 2004 resulted in incremental adjusted EBITDA of $5.9 million.”

Greenfield Online completed a secondary offering in December 2004. In the transaction, Greenfield Online sold 4,500,000 common shares at $18.16 per share, with net proceeds of approximately $76.4 million after deducting underwriting discounts and commissions and estimated offering expenses.

Guidance Looking Forward

The following statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. The guidance issued today as part of this press release only reflects the impact of the Rapidata and goZing acquisitions.

Bies commented, “We have a proven business model which is demonstrated by our strong financial results and current backlog. We are excited about our prospects and remain focused on building the world’s leading provider of Internet survey solutions. We expect to drive additional organic growth in 2005, supplemented by additional strategic acquisitions. Specifically, for the first quarter of 2005, we expect revenue in the range of $15.7 million to $16.0 million compared to $8.6 million in the same quarter of 2004, representing growth of approximately 83% to 86%. We expect operating income for the first quarter of 2005 to be in the range of $2.7 million to $2.9 million compared to $0.4 million in the first quarter of 2004. We expect adjusted EBITDA for the first quarter of 2005 to be in the range of $3.8 million to $4.0 million compared to $1.3 million in the first quarter of 2004. Fully tax-effected net income (40% rate) for the first quarter of 2005 is expected to be in the range of $1.8 million to $1.9 million compared to $0.2 million in the first quarter of 2004.”

Year 2005 Guidance

Bob Bies commented, “For the fiscal year 2005, we are raising our guidance. We now expect revenues in the range of $82 to $85 million and operating margins of approximately 24%.”

Non-GAAP Financial Measure

We define adjusted EBITDA as earnings before interest expense, other income, income taxes, depreciation and amortization and stock based compensation. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA because it provides an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find it useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA has limitations and you should not consider adjusted EBITDA in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following table sets forth the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, our most directly comparable financial measure presented in accordance with GAAP.

	($ In Thousands)
	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
	2004	2003	2004	2003
Net Income	2,423	414	5,718	1,648
Interest Expense (Income) — Net	(217)	131	971	496
Tax Provision	218	70	411	150
Depreciation and Amortization	718	382	1,844	1,398

EBITDA	3,142	997	8,944	3,692

Other Income (Expense) (1)				(600)
Stock-based compensation	247	452	1,345	1,282

Adjusted EBITDA	3,389	1,449	10,289	4,374

(1)	Note: Other Income relates to gain on sale of Custom Research Business.

Conference call and webcast access information

The Company has scheduled a conference call to discuss these results for later this afternoon, Wednesday, February 9, 2005 at 5:00 PM EDT. Dean A. Wiltse, CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.

The dial-in number for the live conference call beginning at 5:00 PM EDT is 913-981-5543. The password confirmation is 246107. Please call in at 4:50PM EDT to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any Non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call

A replay of the call will be available from 8:00 PM EDT on Wednesday, February 9, 2005 through midnight EDT on Wednesday, February 23 by telephone at 719-457-0820. The password for the replay is 246107. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com, through the “Investor Overview” link.

About Greenfield Online

Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company has built and actively manages the Greenfield Online panel, a 100% double opt-in Internet-based panel of over 4.7 million individuals residing in households containing an estimated 12.2 million people. This proprietary panel allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com.

Company Contact:	IR Agency Contact:
Cynthia Brockhoff	David Pasquale
Vice President – Investor Relations	The Ruth Group
Greenfield Online	Ph: (646)-536-7006
Ph: (203)-846-5772	Dpasquale@theruthgroup.com
Cbrockhoff@Greenfield.com

PR Agency Contact:
Martha Griffin
Austin Lawrence Group
Ph: (203) 391-3025
mg@austinlawrence.com

Safe Harbor Statement
Certain statements in this press release and oral statements made from time to time by representatives of the company constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance and growing customer demand for online marketing research, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. The forward-looking statements contained herein are based on the Company’s current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our reliance on our largest customers, our ability to compete with marketing research firms and other potential competitors, our ability to manage our growth and international expansion, our ability to integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the strength of our brand and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.

CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$113,482	$3,721
Accounts receivable trade, net (net of allowances of $429, and $219 at December 31, 2004 and 2003, respectively)	10,537	4,234
Prepaid expenses and other current assets	1,245	498

Total current assets	125,264	8,453
Property and equipment, net	5,611	2,420
Other intangible assets, net	3,647	311
Security deposits	724	745
Other long term assets	60	—

Total assets	$135,306	$11,929

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,868	$1,563
Accrued expenses and other current liabilities	5,892	4,579
Current portion of capital lease obligations	1,253	874
Deferred revenues	225	394

Total current liabilities	10,238	7,410
Capital lease obligations	1,877	705
Other long-term liabilities	113	84
Series C-2 redeemable preferred stock	—	943

Total liabilities	12,228	9,142

Series B convertible preferred stock; par value $0.0001 per share; none authorized, issued and outstanding December 31, 2004 and 30,211,595 shares authorized December 31, 2003	—	9,114
Commitments and contingencies
Stockholders’ equity (deficit):
Series A convertible preferred stock; par value $0.0001 per share; none authorized, issued and outstanding December 31, 2004 and 40,874,511 shares authorized, issued and outstanding December 31, 2003 (aggregate liquidation preference of $5,953 as of December 31, 2003)	—	4
Series C-1 convertible preferred stock; par value $0.0001 per share; none authorized, issued and outstanding December 31, 2004 and 74,627,182 shares authorized, issued and outstanding December 31, 2003 (aggregate liquidation preference of $9,127 as of December 31, 2003)	—	7
Common stock; par value $0.0001 per share; 100,000,000 and 13,605,479 shares authorized at December 31, 2004 and 2003, respectively; 21,001,103 and 2,054,485 shares issued and outstanding at December 31, 2004 and 2003, respectively	2	—
Additional paid-in capital	204,635	82,440
Accumulated deficit	(78,671)	(84,389)
Unearned stock-based compensation	(2,757)	(4,258)
Treasury stock, at cost
Common stock — 9,643 and none shares at December 31, 2004 and 2003, respectively	(131)	—
Note receivable from stockholder	—	(131)

Total stockholders’ equity (deficit)	123,078	(6,327)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$135,306	$11,929

GREENFIELD ONLINE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net revenues	$13,561	$8,281	$44,428	$25,868
Cost of revenues (including stock-based compensation of $49 and $49, respectively for the three months ended December 31, 2004 and 2003, and $204 and $62, respectively for the years ended December 31, 2004 and 2003, and excluding depreciation shown below)	3,573	2,823	11,081	8,884

Gross profit	9,988	5,458	33,347	16,984

Operating expenses:
Selling, general and administrative (including stock-based compensation of $198 and $404, respectively for the three months ended December 31, 2004 and 2003 and $1,141 and $1,220, respectively for the years ended December 31, 2004 and 2003)	6,207	4,001	21,454	12,127
Panel acquisition expenses	529	363	2,300	1,421
Depreciation and amortization	589	301	1,440	1,113
Research and development	213	175	1,002	626

Total operating expenses	7,538	4,840	26,196	15,287

Operating income	2,450	618	7,151	1,697

Other income (expense):
Interest income (expense), net	217	(102)	123	(440)
Related party interest income (expense), net	—	(28)	(1,093)	(55)
Other income (expense), net	(26)	(4)	(52)	596

Total other income (expense)	191	(134)	(1,022)	101

Income before income taxes	2,641	484	6,129	1,798
Provision for income taxes	218	70	411	150

Net income	2,423	414	5,718	1,648
Less: Accretion of Series C-2 redeemable preferred stock dividends	—	—	—	(63)
Charge to common stockholders for Series B convertible preferred stock	—	—	(28,054)	—
Cumulative dividends on Series B convertible preferred stock	—	(169)	(382)	(673)
Income allocable to participating preferred securities	—	(205)	(1,564)	(761)

Net income (loss) available to common stockholders	$2,423	$40	$(24,282)	$151

Net income (loss) per share available to common stockholders
Basic	$0.14	$0.02	$(2.70)	$0.07

Diluted	$0.13	$0.01	$(2.70)	$0.06

Weighted average shares outstanding:
Basic	17,689	2,054	8,985	2,054

Diluted	18,589	2,836	9,722	2,347